CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our reports on Pioneer Small Company Fund dated December 4, 1996 and June 2, 1997 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 2 and Amendment No. 3 to Registration Statement File Nos. 33-61869 and 811-07339, respectively.




                             /s/ARTHUR ANDERSEN LLP
                               ARTHUR ANDERSEN LLP


Boston, Massachusetts
October 9, 1997